FORM 8-K

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Date of Report (date of earliest event reported) February 1, 2010

Commission File No. 000-53086

Famous Products, Inc.
(Exact Name of registrant as specified in its charter)

Colorado	20-5566275
(State or other jurisdiction	(IRS Employer File Number)
of incorporation)

10680 Hoyt Street
Westminster, Colorado	80021
(Address of principal executive offices)	(zip code)

(303) 998-8602
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

 References in this document to "us," "we," or "Company" refer to Famous Products, Inc., a Colorado corporation, and its wholly-owned subsidiary, Fancy Face Promotions, Inc.

Item 5.02 Election of Director

         We have elected a new board of directors. The new board is made up of John Quam, who has been reelected and Brian P. Camozzi, who is a new Director. Mr. Camozzi already serves as the President, Treasurer and Secretary of Fancy Face Promotions, Inc.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS PRODUCTS, INC.
Date: February 1, 2010	By:	/s/ John Quam
John Quam
President